UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities exchange act of 1934

Date of report (Date of earliest event reported): October 18, 2005

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Approval of Amendment No. 1 to 2005 Stock Incentive Plan

On September 9, 2005, the board of directors of Gulfport Energy Corporation (the “Company”) approved Amendment No. 1 (the “Amendment”) to the 2005 Stock Incentive Plan (the “Plan”). As of October 18, 2005 a majority of the stockholders of the Company approved the Amendment. The Amendment increased the maximum aggregate amount of Company common stock which may be issued upon exercise of all awards under the Plan, including incentive stock options, by 500,000 shares, to a maximum aggregate which may not exceed 1,904,606 shares, subject to certain adjustments, less 627,337 shares, the total number of shares underlying options granted to employees prior to the adoption of the Plan and outstanding on the effective date of the Plan under the Company’s 1999 Stock Option Plan.

The full text of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Please refer to Exhibit 10.1 for a more complete description of the terms of the Amendment.

Grant of Options

Michael Moore, Vice President and Chief Financial Officer of the Company, received a grant of options to purchase 20,000 shares of Company Common Stock at an exercise price of $9.07, the fair market value of our shares on the date of grant. The options vest in 36 equal monthly installments with the first installment vesting on the date of grant.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to 2005 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

By:	/s/ Michael Moore
Michael Moore
Vice President and Chief Financial Officer

Date: October 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to 2005 Stock Incentive Plan